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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-) of our report dated February 14, 1999, except for Note 14 for which the date is November 22, 1999, relating to the consolidated financial statements of Pathnet, Inc. and Subsidiaries (a development stage company), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

McLean, Virginia
December 14, 1999